Exhibit 99.1

[Opteum Inc. Logo]

OPTEUM INC. FILES FORM 12b-25;
PROVIDES GUIDANCE ON SECOND QUARTER 2007 RESULTS;
PROVIDES MBS PORTFOLIO INFORMATION AS OF JUNE 30, 2007

• MBS Portfolio Remains 100% Invested in Agency MBS
• All Margin Calls Have Been Satisfied
• Funding Lines Remain Intact

VERO BEACH, FL (August 10, 2007)— Opteum Inc. (NYSE:OPX) (“Opteum” or the “Company”), a real estate investment trust (“REIT”), today announced that it has filed a Form 12b-25 with the Securities and Exchange Commission in respect of its Quarterly Report on Form 10-Q for the period ended June 30, 2007. The Company today also announced preliminary estimates of its second quarter results of operations and Book Value Per Share at June 30, 2007. These estimates are subject to continuing review by the Company’s independent registered public accounting firm and are subject to change. As previously announced, the Company expects to report its definitive second quarter results and file its second quarter Form 10-Q on Tuesday, August 14, 2007.  The Company today also announced the June 30, 2007, composition of the Company’s investment portfolio of residential mortgage-backed securities (“MBS”). This information appears in the tables at the end of this press release.

Book Value Per Share
The Company estimates its Book Value Per Share at June 30, 2007, at approximately $1.17 compared with $4.80 as of March 31, 2007.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G.  The Company computes Book Value Per Share by dividing total stockholders’ equity by the total number of shares outstanding of the Company’s Class A Common Stock.

Estimated Second Quarter Results of Operations
The Company presently estimates a consolidated net loss of approximately $162.5 million, or approximately ($6.53) per Class A Common Share for the three-month period ended June 30, 2007.  The Company presently estimates its second quarter loss from continuing operations at approximately $82.0 million and losses from discontinued operations, net of tax, of approximately $80.5 million.  Discontinued operations refer to the mortgage loan origination operations previously conducted by the Company’s majority-owned subsidiary, Orchid Island TRS, LLC (“OITRS”).

Estimated Second Quarter Results of Continuing Operations
The Company’s estimated second quarter loss from continuing operations includes an estimated realized loss of approximately $18.6 million on the sale of MBS and an estimated other-than-temporary impairment charge of approximately $55.3 million on MBS previously held in an unrealized loss position.  In accordance with U.S. generally accepted accounting principles (“GAAP”), the Company previously reported the unrealized losses on MBS that were held as available for sale securities as accumulated other comprehensive loss (“AOCI”) on the Company’s consolidated balance sheet.

During the second quarter, the Company sold MBS with a market value at the time of sale of approximately $782 million, resulting in the estimated realized loss of approximately $18.6 million.  These sales were undertaken to preserve and protect the Company’s liquidity during a period of substantially increased market distress in the secondary market for mortgage loans and to give comfort to the Company’s lenders that the Company could meet its margin calls, all of which have been satisfied.

Under GAAP, the estimated $18.6 million realized loss is required to be reported in current period earnings and reduces AOCI.  In addition, as a result of these sales, the Company is no longer able to assert its ability and intent to hold the remaining unsold MBS to maturity.  Accordingly, GAAP requires the elimination of the AOCI associated with these remaining unsold assets, and this will result in the Company recognizing an estimated $55.3 million other-than-temporary impairment charge to earnings during the second quarter.

The Company estimates that its net interest margin on its MBS portfolio will be approximately 86 basis points as of June 30, 2007, following the recognition of this other-than-temporary impairment charge.  Further, the recognition of the other-than-temporary impairment charge in the Company’s second quarter results and the corresponding elimination of the AOCI balance will not result in any material incremental reduction in the Company’s consolidated stockholders’ equity at June 30, 2007, because the AOCI balance was previously included as a deduction in arriving at consolidated stockholders’ equity in prior periods.  The Company estimates its consolidated stockholders’ equity at approximately $28.8 million as of June 30, 2007.

Estimated Second Quarter Results of Discontinued Operations
The Company’s estimated second quarter losses from discontinued operations of approximately $80.5 million, net of tax, include an estimated $10.5 in losses on sales of assets of the discontinued operations, net of tax, and an estimated $70.0 million in losses from discontinued operations, net of tax.  The estimated $70.0 million in losses from discontinued operations, net of tax, includes an estimated $26.2 million negative fair value adjustment to the Company’s retained interests in securitizations.

Management Commentary
During the second quarter, the Company exited the mortgage loan origination business by closing OITRS’s Conduit and Wholesale mortgage origination channels and selling OITRS’s Retail mortgage origination channel.  As previously disclosed, these actions were precipitated by a dramatic deterioration in the secondary market for mortgage loans and continuing weakness in consumer demand for mortgage products and services.

During the second quarter, the Company also completed the sale by OITRS of approximately two-thirds of its private-label and agency mortgage servicing portfolio, the performing loans of which had an aggregate unpaid principal balance of approximately $5.67 billion as of March 31, 2007.  The proceeds of this sale were used to repay debt that was secured by OITRS’s mortgage servicing portfolio.  On July 26, 2007, the Company announced that OITRS had entered into a definitive agreement to sell substantially all of its remaining mortgage servicing portfolio, the loans of which had an aggregate unpaid principal balance of approximately $2.97 billion as of June 30, 2007.  This sale, which is subject to various closing conditions, is expected to be completed by September 4, 2007, and the proceeds will be used to repay the remaining debt that is currently secured by OITRS’s mortgage servicing portfolio and for other general corporate purposes.

Commenting on the Company’s second quarter guidance, Jeffrey J. Zimmer, Chairman, President and Chief Executive Officer, said, “The magnitude of our second quarter estimated losses is far greater than we could have imagined when the second quarter began and such losses were precipitated by the now well-known developments in the secondary market for mortgage loans. We were unable to immunize ourselves from these developments, and our second quarter results were significantly impacted as a result.  However, unlike some other mortgage market participants, we have survived the recent market turmoil and we believe that we are well positioned for the future.  This is in no small part due to our prudent liquidity management and our decision to exit the mortgage loan origination business so as to reduce our exposure to the housing and secondary mortgage market in the future.”

Mr. Zimmer continued, “Our recent past performance notwithstanding, we are optimistic about our prospects going forward for several reasons.  First, a positive net interest margin on our MBS portfolio has been re-established.  At June 30, our MBS portfolio’s net interest margin is estimated at a positive 86 basis points and the portfolio was valued at approximately $1.8 billion.  Second, our MBS portfolio is 100% invested in Fannie Mae, Freddie Mac and Ginnie Mae agency MBS rather than private-label MBS.  Third, because we own various interest-rate-sensitive assets, we stand to benefit if the economic data begin to show compelling evidence that inflation is under control and the Federal Reserve eases monetary policy.  Fourth, by the end of the third quarter, we expect that we will have monetized substantially all of the value associated with our mortgage servicing rights portfolio, will have fully repaid the debt secured by this asset and will have further enhanced our liquidity.  Fifth, we have over $100 million in trust preferred debt capital that does not mature until 2035.  Sixth, and perhaps most importantly, the mortgage origination business albatross is no longer around our necks and we will no longer incur the substantial operating losses associated with this business that we have experienced over the course of the last several quarters.  In summary, we believe that our future is bright.  We sincerely thank our shareholders, our lenders and our counterparties that have stood by us through these difficult times, and we look forward to restoring our profitability.”

The Company has scheduled an online Web simulcast and conference call to discuss these announcements that will begin at 8:15 a.m. E.T. today, Friday, August 10, 2007.  An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for four days.  A link to these events will be available at the Company's website www.opteum.com.  Those persons without Internet access may listen to the live call by dialing (800) 240-5318 or (303) 262-2141, confirmation code: 11095503.

About Opteum
Opteum Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Opteum Inc.'s filings with the Securities and Exchange Commission, including Opteum Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Opteum Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:          Robert E. Cauley
Chief Financial Officer
772-231-1400
www.opteum.com

Opteum Inc.
Unaudited RMBS Portfolio Information as of June 30, 2007
Prices Obtained From Independent Third-Party Broker/Dealers.

Valuation
Asset Category	June 30, 2007 Market Value	As a Percentage of Mortgage Assets	As a Percentage of Mortgage Assets, Cash and P&I Receivable
Adjustable Rate Mortgage Backed Securities (1)	$1,171,276,901	64.40%	62.91%
Hybrid Adjustable Rate Mortgage Backed Securities	213,858,546	11.76%	11.49%
Fixed Rate Mortgage Backed Securities	392,575,297	21.59%	21.09%
Fixed Rate Agency Debt	36,777,056	2.02%	1.98%
Fixed Rate CMO	4,148,229	0.23%	0.22%
Total: Mortgage Assets (2)	$1,818,636,030	100.00%

Total Cash and Net Short-Term Receivables	$42,938,043		2.31%
Cash out on Margin (Encumbered Cash)	-		0.00%
Total: All Assets	$1,861,574,073		100.00%

(1)	Adjustable Rate MBS are those that reset coupons within one year’s time.
(2)   The value of unencumbered securities at June 30, 2007, is $401,568.

Characteristics
Asset Category	Weighted Average Coupon	Weighted Average Lifetime Cap	Weighted Average Periodic Cap Per Year (3)	Weighted Average Coupon Reset (in Months)	Longest Maturity	Weighted Average Maturity (in Months)
Adjustable Rate Mortgage Backed Securities (3)	5.42%	9.85%	1.74%	4.95	1-Apr-44	318
Hybrid Adjustable Rate Mortgage Backed Securities	4.40%	9.91%	2.04%	13.87	1-May-36	336
Fixed Rate Mortgage Backed Securities	6.89%	n/a	n/a	n/a	1-Jan-37	261
Fixed Rate Agency Debt	4.00%	n/a	n/a	n/a	25-Feb-10	32
Fixed Rate CMO	7.00%	n/a	n/a	n/a	18-May-27	239
Total: Mortgage Assets	5.59%	9.86%	1.79%	6.32	1-Apr-44	302

(3) 13.4% ($156.9 million) of the Adjustable Rate Mortgage Portfolio have no periodic caps. These assets are excluded from the weighted average periodic cap per year calculation.

Agency	June 30, 2007 Market Value	As a Percentage of Mortgage Assets	Pool Status	June 30, 2007 Market Value	As a Percentage of Mortgage Assets
Fannie Mae	$1,413,318,075	77.71%	Whole Pool	$1,255,302,839	69.02%
Freddie Mac	107,250,345	5.90%	Non Whole Pool	563,333,191	30.98%
Ginnie Mae	298,067,610	16.39%
Total Portfolio	$1,818,636,030	100.00%	Total Portfolio	$1,818,636,030	100.00%

Prepayment Speeds
Asset Category	Weighted Average One Month Prepayment Speeds (CPR)	Weighted Average Three Month Prepayment Speeds (CPR) (4)
Adjustable Rate Mortgage Backed Securities	41.32%	43.75%
Hybrid Adjustable Rate Mortgage Backed Securities	21.92%	23.09%
Fixed Rate Mortgage Backed Securities	13.06%	14.49%
Fixed Rate Agency Debt	23.53%	21.63%
Fixed Rate CMO	18.92%	21.86%
Total: Mortgage Assets	32.57%	34.54%

(4)  On June 6, 2007, Prepayment Speeds were released for paydowns occurring in May 2007 (March – May for three month speeds). The numbers above reflect that data.

Valuation - By RMBS Asset Type
	June 30, 2007 Market Value	% of Asset Class	% of Total Mortgage Assets
Adjustable Rate Mortgages (“ARMs”)
One Month LIBOR	$12,670,357	1.08%	0.70%
Moving Treasury Average	31,055,407	2.65%	1.71%
Cost Of Funds Index	4,065,761	0.35%	0.22%
Six Month LIBOR	69,269,904	5.91%	3.81%
Six Month CD Rate	1,963,598	0.17%	0.11%
One Year LIBOR	519,168,747	44.33%	28.55%
Conventional One Year CMT	267,523,707	22.84%	14.71%
FHA and VA One Year CMT	262,174,245	22.38%	14.42%
Other	3,385,176	0.29%	0.19%
Total ARMs	$1,171,276,901	100.00%	64.40%

Hybrid ARMs
Generic Fannie or Freddie Hybrid ARMs
13 - 18 Months to First Reset	$140,201,424	65.56%	7.71%
19 - 24 Months to First Reset	59,405,634	27.78%	3.27%
25 - 36 Months to First Reset	0	0.00%	0.00%
37 - 60 Months to First Reset	0	0.00%	0.00%
Total Generic Fannie or Freddie Hybrid ARMs	$199,607,057	93.34%	10.98%

Agency Alt-A Hybrid ARMs
13 - 18 Months to First Reset	$0	0.00%	0.00%
19 - 24 Months to First Reset	6,830,586	3.19%	0.38%
25 - 36 Months to First Reset	1,229,916	0.58%	0.07%
37 - 60 Months to First Reset	0	0.00%	0.00%
Total Agency Alt-A Hybrid ARMs	$8,060,502	3.77%	0.44%

GNMA Hybrid ARMs
13 - 24 Months to First Reset	$6,190,987	2.89%	0.34%
Total GNMA Hybrid ARMs	$6,190,987	2.89%	0.34%

Total Hybrid ARMs	$213,858,546	100.00%	11.76%

	June 30, 2007 Market Value	% of Asset Class	% of Total Mortgage Assets
Fixed Rate Agency Debt
Feb 2010 Stated Final Maturity	$36,777,056	100.00%	2.02%
Total Fixed Rate Agency Debt	$36,777,056	100.00%	2.02%

Fixed Rate CMOs
Fixed Rate CMOs	$4,148,229	100.00%	0.23%
Total Fixed Rate CMOs	$4,148,229	100.00%	0.23%

Fixed Rate Assets
10yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	$1,372,253	0.35%	0.08%
15yr $85,000 Maximum Loan Size	53,563,574	13.64%	2.95%
15yr $110,000 Maximum Loan Size	3,329,453	0.85%	0.18%
15yr 100% Investor Property	556,523	0.14%	0.03%
15yr 100% FNMA Expanded Approval Level 3	425,887	0.11%	0.02%
15yr 100% Alt-A	27,768,368	7.07%	1.53%
15yr Geography Specific (NY, FL, VT, TX)	1,370,340	0.35%	0.08%
15yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	13,776,947	3.51%	0.76%
20yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	859,029	0.22%	0.05%
20yr 100% Alt-A	644,835	0.16%	0.04%
30yr $85,000 Maximum Loan Size	121,866,429	31.04%	6.70%
30yr $110,000 Maximum Loan Size	29,065,679	7.40%	1.60%
30yr 100% Investor Property	4,907,970	1.25%	0.27%
30yr 100% FNMA Expanded Approval Level 3	25,427,458	6.48%	1.40%
30yr 100% Alt-A	22,209,490	5.66%	1.22%
30yr Geography Specific (NY, FL, VT, TX)	6,461,160	1.65%	0.36%
30yr 100% GNMA Builder Buydown Program	3,183,039	0.81%	0.18%
30yr Other (Seasoned, Low Avg Bal, Low FICO, etc.)	75,786,862	19.31%	4.17%
Total Fixed Rate Assets	$392,575,297	100.00%	21.59%

Total (All RMBS Portfolio Assets)	$1,818,636,030		100.00%
Total Cash and Short-Term Receivables	42,938,043
Total Value of RMBS Portfolio Assets, Cash and Short-Term Receivables	$1,861,574,073